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                                                                     EXHIBIT 4.3


                         REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT, dated as of February 10, 1994 (this "Agreement") by and between APACHE CORPORATION, a Delaware corporation (the "Company"), and THE UCROSS FOUNDATION, a tax exempt, public foundation incorporated under the laws of the State of Wyoming (the "Stockholder").

                                    RECITALS

         WHEREAS, the Company has made a charitable contribution to Stockholder of 240,000 shares of the Company common stock, $1.25 par value (the "Shares"); and

         WHEREAS, in furtherance of the charitable purpose of the contribution, Apache desires to give Stockholder the right to register the Shares for sale under the Securities Act of 1933 in order to facilitate the Stockholder's subsequent disposition of the Shares.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                   AGREEMENT

         1.      Registration Right.

                 (a) Request for Registration. At any time after February 10, 1994, the Stockholder may request two registrations under the Securities Act of all or part of its Registrable Securities on Form S-1 or any similar long-form registration, or on Form S-2 or S-3 or any successor, similar short-form registration ("Short-Form Registration"), if available. Any registration requested pursuant to this paragraph 1(a) is referred to herein as a "Registration." Any request for a Registration must include at least 100,000 shares of the Registrable Securities (as defined in Section 5, and which amount shall be appropriately adjusted for stock splits and other changes in capitalization affecting the Registrable Securities), unless with respect to the second request for a Registration the Stockholder holds less than 100,000 shares, in which case the Registration shall cover all of the remaining Registrable Securities. The Registrations shall be on Short Form Registrations if the Company is permitted to use an applicable Short-Form Registration at the time the request for registration is made.

                 (b) Priority on Registration. The Company will not include in any Registration any securities which are not Registrable Securities without the written consent of the Stockholder, which consent shall not be unreasonable withheld.
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                 (c)      Restrictions on Registration.

                          (i)  The Stockholder agrees that the Company shall
not be required to effect any registration statement during any period of time when, but only so long as, the Company is in possession of material non-public information which, in the exercise of its reasonable judgment, the Company deems advisable not to disclose in a registration statement, which material information may relate, including without limitation, to a financing project or a pending acquisition, merger or other material corporate reorganization. The Company shall advise the Stockholder in writing as soon as any such delay is no longer applicable and in no event will any such delay be exercised by the Company more than two times in any twelve-month period and, provided, further, that one such delay during a twelve-month period shall not exceed thirty days and the second delay during the same twelve-month period shall not exceed ninety days in duration. Such two delays may be exercised in any order during a twelve month period provided that the Company promptly informs the Stockholder of the applicable length of the delay. If there occurs any such delay, the Stockholder shall be entitled to withdraw its Registration and such Registration shall not count as a Registration.

                          (ii)  Except as provided below in this Section
1(c)(ii), a registration will not count as a Registration until it has become effective with the Securities and Exchange Commission ("SEC"). A registration shall also not count as a Registration if the Company takes any action in violation of this Agreement and as a result thereof a registration statement is no longer effective for the period of time required hereby or if less, the time required to sell such Registrable Securities included in such registration statement; provided that any registration that is withdrawn or terminated at the request of the Stockholder will count as a Registration.

                          (iii)  If the Stockholder makes a request for a
Registration and thereafter withdraws or revokes such request prior to the registration statement being declared effective, at the option of the Stockholder, either the withdrawn or revoked request shall count as one Registration or the Stockholder shall pay all of the Registration Expenses (as defined in Section 3, which exclude, without limitation any and all internal expenses of the Company) incurred by the Company to the date of the withdrawal or revocation. Notwithstanding the foregoing, if the Company exercises any delay provided for in Section 1(c)(i) or takes any action in violation of this Agreement or fails to take any action contemplated by this Agreement, which affects the Stockholder's request for Registration or the Registration, and as a result thereof the Stockholder withdraws or revokes its request for Registration, then such request shall not count as a Registration and the Stockholder shall not be obligated to pay any Registration Expenses in connection with such request for a Registration.

                 (d) Expenses of Registration. Except as otherwise provided in this Agreement, the Company shall be responsible for the payment of all Registration Expenses (as defined in Section 3) incurred in connection with the Registrations.

         2. Registration Procedures. Whenever the Stockholder has duly requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company will:





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                 (a)  within thirty days of receipt of such request for a
Registration, prepare and file with the SEC a registration statement with respect to such Registrable Securities (and such additional Company Securities, as applicable) and use its reasonable best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Stockholder copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                 (b) promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than twenty days, or for each Registration up to and including ninety days (or until such earlier time as all Registrable Securities registered pursuant thereto have been sold), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statements during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statements;

                 (c) promptly deregister, if requested by the Stockholder, any Registrable Securities which are not sold pursuant to a Registration after the registration statement therefore is no longer effective;

                 (d) promptly furnish to the Stockholder such number of copies of such registration statement, each amendment and supplement thereto, and the prospectus included in such registration statement (including each preliminary prospectus) in order to facilitate the disposition of the Registrable Securities owned by the Stockholder;

                 (e) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Stockholder reasonably requests and to take such other actions as the Stockholder may reasonably request to enable the Stockholder to consummate the disposition in such jurisdictions of the Registrable Securities, provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                 (f) promptly notify the Stockholder at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company is aware as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Stockholder, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not, to the best knowledge of the Company, contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                 (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement and ensure that the Company's CUSIP





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may be used for the Registrable Shares;

                 (h) use reasonable best efforts to ensure that all such Registrable Securities are listed on each securities exchange on which similar securities issued by the Company are then listed no later than the effective date of such registration statement;

                 (i) file the reports required by the Exchange Act for companies registered under such act and not deregister the Company Securities under the Exchange Act so long as any Registrable Shares remain unsold;

                 (j) keep the Stockholder advised as to the initiation and progress of any Registration;

                 (k)  promptly deliver to the Stockholder in accordance with
Section 6(f), copies of all public announcements made by the Company regarding dispositions, acquisitions or other material transactions involving the Company.

         3.      Registration Expenses.

                 (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons (other than underwriters, brokers or dealers) retained by the Company (all such expenses being herein referred to as "Registration Expenses"), will be borne as provided in this Agreement, except that each of the Company and the Stockholder will, in any event, pay its own internal expenses, including, without limitation, (i) all salaries and expenses of officers and employees performing legal, accounting or other duties, and the fees and expenses of outside counsel, accountants and other experts, (ii) with respect to the Company, the expense of any regular annual audit or quarterly review, (iii) with respect to the Stockholder, the expenses, fees, discounts and commissions charged by underwriters, brokers and dealers, and (iv) the expense of any liability insurance.

                 (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder will pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable will be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

         4.      Indemnification.

                 (a) The Company agrees to indemnify, to the extent permitted by law, the Stockholder, its officers and directors and each Person who controls such Stockholder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein misleading, except insofar as the same are (i) caused by any





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information contained in any affidavit or other document furnished to the
Company by the Stockholder expressly for use therein or (ii) caused by the Stockholder's failure to deliver a copy of the registration statement for prospectus or any amendments or supplements thereto after the Company has furnished the Stockholder with a sufficient number of copies of the same, provided, that the Company delivers such copies to the Stockholder (or other party to which the Stockholder instructs the Company to make delivery) under SEC and state securities regulations.

                 (b) In connection with any registration statement in which the Stockholder is participating, the Stockholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses caused by (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any affidavit or other document so furnished in writing by the Stockholder expressly for use therein and (ii) any failure by the Stockholder to comply with the legal requirements described in
Section 4a(ii).

                 (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel selected by the indemnifying party and reasonable satisfactory to the indemnified party.
If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnifying party who assumes the defense of a claim shall not be obligated to pay the fees and expenses of any separate counsel retained by any indemnified party.

         5.      Definitions.

                 (a) The terms "Company Securities" means any securities of the Company of class registered under the Exchange Act or hereafter registered.

                 (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (c) The term "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or





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agency thereof.

                 (d) The term "Registerable Securities" means (i) the Shares and (ii) any securities issued with respect to the Shares referred to in clause
(i), by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they are effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or are transferred under Rule 144 (or any similar provision then in force); provided, however, that Registrable Securities which are transferable pursuant to Rule 144 (or any similar provision then in force) shall not cease to be Registrable Securities until such shares have been sold in compliance with Rule 144 (or any similar provision then in force).

                 (e) The terms "Securities Act" means the Securities Act of 1933, as amended.

         6.      Miscellaneous.

                 (a) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

                 (b) Amendments and Waivers. This Agreement may not be modified, amended, altered or supplemented, except upon execution and delivery of a written agreement or amendment executed by the parties hereto.

                 (c) Assignment/Successors and Assigns. The Company and the Stockholder agree and acknowledge that the Stockholder may transfer all or a portion of the Registrable Securities to other parties prior to having such shares registered with the SEC pursuant to this Agreement. Neither this Agreement, nor the rights, covenants and agreements contained herein shall be assignable by the Stockholder without the prior written consent of the Company. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors and permitted assigns of the parties hereto.

                 (d) Term. The registration rights granted herein shall terminate on the first to occur of the fifth anniversary of the date hereof or at such time as the Stockholder is permitted to resell all of the Registrable Securities under Rule 144(k) (or any similar provision then in force).

                 (e) Rule 144. The Company shall take all such actions as the Stockholder may reasonably request, all to the extent require from time to time to enable the Stockholder to sell the Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (or any similar provisions hereafter in force). Upon the request of the Stockholder, the Company will deliver to the Stockholder a written statement that the Stockholder has filed the required reports under the Exchange Act with the SEC, and upon reasonable written notice to the Company, the Company will provide to the Stockholder in timely fashion opinions of counsel which may be required in connection with any sale by the Stockholder pursuant to Rule 144 (or any similar provision then in force). The Stockholder agrees to provide, upon request from the Company, opinions of counsel reasonably satisfactory





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to the Company with respect to the requirements of Rule 144 (or any similar provision then in force).

                 (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed effective and given only upon receipt, when delivered personally, by facsimile transmission or by overnight courier, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                            (i)  To the Stockholder:

        By Mail                                     By Hand Delivery
        -------                                     ----------------

Ucross Foundation                            Ucross Foundation
3045 U.S. Hwy. 14-16 East, Box 19            3045 U.S. Hwy. 14-16 East, Box 19
Ucross, WY  82835                            Ucross, WY  82835





                             (ii)  To the Company:

        By Mail                                     By Hand Delivery
        -------                                     ----------------

Apache Corporation                           Apache Corporation
2000 Post Oak Blvd., Suite 100               2000 Post Oak Blvd., Suite 100
Houston, TX  77056-4400                      Houston, TX  77056-4400





                 (h) Governing Law. THIS AGREEMENT WILL BE CONSTRUED AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CHOICE OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                 (i) Confidentiality. The Stockholder shall treat as confidential and shall not use confidential information of the Company acquired from the Company pursuant to this Agreement except in accordance with the terms and provisions of this Agreement and the Stockholder's rights and obligations hereunder, and will not disclose the same or any part thereof to any third party without the prior written approval of the Company; provided, however, that nothing contained herein shall in any way restrict or impair the Stockholder's right to use, disclose, or otherwise deal with any information of the Company which:





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                          (i)  at the time of the disclosure is generally
available to the public or thereafter becomes generally available to the public by publication or otherwise through no act of the Stockholder;

                          (ii)  was in the Stockholder's possession prior to
the time of disclosure hereunder and was not acquired directly or indirectly from the Company;

                          (iii) is independently made available to the
Stockholder as a matter of right by a third party; or

                          (iv)  was developed independent of the confidential
information abstained from the Company.

         IN WITNESS WHEREOF, the Company and the Stockholder have executed this Agreement on the date first written above.


                                           APACHE CORPORATION,
                                           a Delaware corporation


                                     By:   /s/ RAYMOND PLANK



                                           THE UCROSS FOUNDATION, a tax exempt,
                                           public foundation incorporated under
                                           the laws of the State of Wyoming



                                     By:   /s/ JAMES R. BAUMAN





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